Exhibit 10.19

This letter Agreement is dated as of May 10, 2012 and is entered into between Enterologics, Inc., a Nevada corporation with an address at 1264 University Avenue West, Suite 404 - St. Paul MN 55104 with an additional address at 20 East Sunrise Hwy, Valley Stream, NY 11581 AND The 1999 Family Trust with an address of 66 Greenway South Forest Hills, NY 11375.

WHEREAS

Enterologics, Inc seeks to borrow certain funds for its operational needs and;

WHEREAS

The 1999 Family Trust  is willing to provide a bridge loan, the total not to exceed   Fifty Thousand Dollars ($50,000) and;

WHEREAS

The parties have agreed to certain terms of the loan(s) as more fully described in the Promissory Loan Agreement and Corporate Resolution of even date;

THEREFORE

For good and valuable consideration, the parties hereby agree as follows:

1.	The 1999 Family Trust will loan Enterologics, Inc., a total of $50,000;
2.	Interest and other terms are outlined in the Promissory Note (Exhibit A);
3.	In consideration of this loan, the Company will issue 250,000 shares of the Company’s common stock to the Trust;
4.	It is understood that the total loan, is backed by the Promissory Note only and is otherwise an unsecured loan;

Agreed:

/s/ Robert Hoerr	/s/ Irving Bader

Robert Hoerr, CEO	Irving Bader, Trustee